                      AMENDMENT TO PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement dated as of May 1, 2000, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC. and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY (formerly known as ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY (the "Agreement"), as amended from time-to-time, is hereby further amended as follows:

         Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the Schedules A and B attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  April 30, 2010


OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:
              ------------------------------------------------------
Name:
              ------------------------------------------------------
Title:
              ------------------------------------------------------

OPPENHEIMERFUNDS, INC.


By:
              ------------------------------------------------------
Name:
              ------------------------------------------------------
Title:
              ------------------------------------------------------


COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

By:
              ------------------------------------------------------
Name:         Michael A. Reardon
              ------------------------------------------------------
Title:        President and CEO
              ------------------------------------------------------

                                   SCHEDULE A

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                             VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                                  PRODUCT NAME                  1933 ACT #            1940 ACT #
-------------------------------------- ----------------------------------- --------------------- ---------------------
FUVUL                                         ValuePlus Assurance               333-93031             811-09731
                                                 (First Union)

IMO                                             Select Life Plus                333-84879             811-09529
                                               VUL 2001 (Agency)

IMO                                          VUL 2001 Survivorship              333-90995             811-09529

SPVL                                             Select SPL II                  333-84306             811-08859

                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                                  PRODUCT NAME                  1933 ACT #            1940 ACT #
-------------------------------------- ----------------------------------- --------------------- ---------------------
VA-K                                            ExecAnnuity Plus                 33-39702              811-6293
                                              Allmerica Advantage

VA-K                                          Immediate Advantage               333-81861              811-6293

VA-K                                            Agency C-Shares                 333-38274              811-6293
                                                (Premier Choice)

Commonwealth Annuity  Select                    Select Resource                  33-47216              811-6632

Commonwealth Annuity  Select                     Select Charter                 333-63093              811-6632

Commonwealth Annuity  Select                     Select Reward                  333-78245              811-6632

Commonwealth Annuity  Select                     Select Acclaim                 333-92115              811-6632

Commonwealth Annuity                             Preferred Plus                 333-141019            811-22024
 Separate Account A

Commonwealth Annuity                              Advantage IV                  333-141045            811-22024
 Separate Account A

Commonwealth Annuity                                Horizon                     333-157121            811-22024
 Separate Account A

                                   SCHEDULE B

                PORTFOLIOS OF OPPENHEIMER VARIABLE ACCOUNT FUNDS



                       Oppenheimer Mid-Cap Growth Fund/VA
                         Oppenheimer Main Street Fund/VA
                Oppenheimer Main Street Small Cap Growth Fund/VA
                       Oppenheimer Strategic Bond Fund/VA

                                 SERVICE SHARES

                        Oppenheimer Balanced Fund/VA Svc
                  Oppenheimer Capital Appreciation Fund VA Svc
                    Oppenheimer Global Securities Fund VA Svc
                       Oppenheimer High Income Fund VA Svc
                       Oppenheimer Main Street Fund VA Svc
                  Oppenheimer Main Street Small Cap Fund/VA Svc
                     Oppenheimer Strategic Bond Fund/VA Svc